Exhibit 32.1

CERTIFICATION

In connection with the Annual Report of Protea Biosciences Group, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2011 as filed with the Securities and Exchange Commission (the “Report”), we, Stephen Turner, Chief Executive Officer (Principal Executive Officer) and Edward Hughes, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1)             The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: March 29, 2012

By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Edward Hughes
Edward Hughes
Chief Financial Officer (Principal Financial and Accounting Officer)